UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2024

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2024 (the “Closing Date”), our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (“ABRCF”) issued $400 million of asset-backed securities with a maturity of three years, comprised of $316.8 million aggregate principal amount of Series 2024-2 5.13%, Class A notes, $50.6 million aggregate principal amount of Series 2024-2 5.57%, Class B notes and $32.6 million aggregate principal amount of Series 2024-2 6.01%, Class C notes. ABRCF also issued $22 million aggregate principal amount of Series 2024-2 7.942%, Class R notes, which are subordinated to the Class A notes, the Class B notes and the Class C notes and were issued to comply with applicable U.S. risk retention rules. The Class R notes are held by our AESOP Leasing L.P. subsidiary. The notes were issued under the Series 2024-2 Supplement, dated as of the Closing Date, between ABRCF and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2024-2 Agent (the “Series 2024-2 Supplement”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended, the “Base Indenture”).

On the Closing Date, ABRCF also issued $700 million of asset-backed securities with a maturity of five years, comprised of $554.4 million aggregate principal amount of Series 2024-3 5.23%, Class A notes, $88.55 million aggregate principal amount of Series 2024-3 5.58%, Class B notes and $57.05 million aggregate principal amount of Series 2024-3 6.11%, Class C notes. ABRCF also issued $38.5 million aggregate principal amount of Series 2024-3 8.062%, Class R notes, which are subordinated to the Class A notes, the Class B notes and the Class C notes and were issued to comply with applicable U.S. risk retention rules. The Class R notes are held by our AESOP Leasing L.P. subsidiary. The notes were issued under the Series 2024-3 Supplement, dated as of the Closing Date, between ABRCF and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2024-3 Agent (the “Series 2024-3 Supplement”), to the Base Indenture.

The notes are secured under the Base Indenture by vehicles in our domestic fleet and other related assets. The foregoing summary of the notes is qualified in its entirety by reference to the full text of the Series 2024-2 Supplement, a copy of which is attached hereto as Exhibit 10.1, and the Series 2024-3 Supplement, a copy of which is attached hereto as Exhibit 10.2, respectively, each of which is incorporated by reference herein.

Certain purchasers of the notes, the trustee and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Series 2024-2 Supplement, dated as of March 12, 2024, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2024-2 Agent.

10.2	Series 2024-3 Supplement, dated as of March 12, 2024, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2024-3 Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: March 18, 2024